Exhibit 10.1

BUCKEYE EXPLORATION COMPANY

2011 DRILLING PROGRAM

SOUTHWEST OTOE CITY PROSPECT

PARTICIPATION AGREEMENT

MOKITA, INC.
NAME (As will be shown on Assignments of Interest and for record title)

7695 S.W. 104th Street, Suite 210	Miami	FL	33156
ADDRESS	CITY	STATE	ZIP

(305) 663-1466	(305) 668-0003
PHONE	FAX

elittman@aol.com
E-MAIL	SS# or TAX ID#

Agrees to purchase a total of   6%   working interest in the Helen Morrison #1 well to be drilled in the Southwest Otoe City Prospect, Noble County, Oklahoma, which is being offered to industry joint venture partners for the drilling, testing and completion costs of the one (1) new SW Otoe City Prospect well.

It is also agreed that the purchaser will have the first right of refusal to participate in any subsequent off-set wells in that particular prospect at the same percentage of working interest, or more, should any additional interest become available in the future.

The working interest distribution and associated well costs for the one (1) particular well is shown in the following manner:

	Amount	Working
	Due	Interest

	$32,670	6.0%	for well #1 (Helen Morrison #1) SW Otoe City Prospect

Totals	$32,670	6%	total investment cost is due upon acceptance of this fully executed “PARTICIPATION AGREEMENT”.

Agreed this 12th day of May 2011 by:

/s/ Irma N. Colón-Alonso	May 13, 2011
NAME: Irma N. Colón-Alonso, President	DATE

Accepted this 12th day of May 2011 by:

/s/ Jerry M. Spalvieri	May 13, 2011
Jerry M. Spalvieri, President	DATE
Buckeye Exploration Company

** Make checks payable to:  ADM-Maverick Joint Development Account.

Be sure to note Southwest Otoe City Prospect on the memo line.